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                                                                       Exhibit 1

                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13G


            The undersigned hereby agree to file jointly the Statement on
Schedule 13D (the "Statement") relating to the Common Stock, $.01 par value per share, of Applied Microsystems Corporation, and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under
Section 13 of the Securities Exchange Act of 1934, as amended.

            It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

            This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 12th day of February, 1999.


                              VENCAP, INC.

                              By:/s/ William R. McKenzie
                                 -----------------------------
                                 Name:  William R. McKenzie
                                 Title: Vice President


                              ONEX CORPORATION

                              By:/s/ Donald W. Lewtas
                                 --------------------
                                 Name:    Donald W. Lewtas
                                 Title:   Authorized Signatory

                              /s/ Donald W. Lewtas
                              --------------------
                              Donald W. Lewtas
                              Authorized Signatory for
                              GERALD SCHWARTZ


                              812374 ALBERTA LTD.

                              By:/s/ Mark Hilson
                                 --------------------
                                 Name:  Mark Hilson
                                 Title: Director